exhibit 99.1



             FORM OF SECTION 906 CERTIFICATIONS

                  CERTIFICATION PURSUANT TO
                   18 U.S.C. SECTION 1350,
                   AS ADOPTED PURSUANT TO
        SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002




In connection with the Amended Registration Statement of Premier Document Services, Inc. (the "Company") on Form 10-SB/A as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Colin Fidler, President/CEO and Treasurer/CFO, of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (1) The Report fully complies with the requirements of
section 12(b) or 12(g) of the Securities Exchange Act of 1934; and

  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




/s/ Colin Fidler
----------------
Colin Fidler
President/CEO and Treasurer/CFO
November 5, 2003



A signed original of this written statement required by
Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


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